Exhibit 99.1

News Release	Williams Partners L.P. (NYSE: WPZ) One Williams Center Tulsa, OK 74172 800-600-3782 www.williamslp.com
DATE: Sept. 22, 2010

MEDIA CONTACT:	INVESTOR CONTACT:
Jeff Pounds	Sharna Reingold
(918) 573-3332	(918) 573-2078
Williams Partners L.P. Announces Common Units Public Offering
TULSA, Okla. — Williams Partners L.P. (NYSE: WPZ) today announced a public offering of 8.25 million of its common units, representing limited-partner interests. The units will be offered by Williams Partners pursuant to an effective shelf registration statement on file with the Securities and Exchange Commission.
Williams Partners expects to use the net proceeds from the common unit public offering to repay borrowings under the partnership’s credit facility that it used to fund the previously announced Overland Pass transaction, which closed on Sept. 9. Any excess net proceeds will be used for general partnership purposes.
Williams Partners is expected to grant the underwriters a 30-day option to purchase up to an additional 1,237,500 common units to cover over-allotments, if any.
Williams (NYSE: WMB) will make a cash contribution to Williams Partners in order to maintain its 2-percent general-partner interest in the partnership. As a result of the offering, Williams’ limited-partner interest in the partnership will be reduced from its current level of approximately 78 percent to approximately 76 percent. It will be reduced further if the underwriters exercise their over-allotment option.
Citi, Barclays Capital, BofA Merrill Lynch, Morgan Stanley, and Wells Fargo Securities are acting as joint book-running managers. In addition, Credit Suisse, Goldman Sachs & Co., J.P. Morgan, RBC Capital Markets, and UBS Investment Bank have been named as co-managing underwriters.
This news release is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. A copy of the preliminary prospectus supplement and related base prospectus may be obtained on the SEC website at www.sec.gov or from any of the underwriters, including:

Citi
Attention: Prospectus Delivery Department
Brooklyn Army Terminal
140 58th Street, 8th floor
Brooklyn, NY 11220
Toll free: 800-831-9146
E-mail: batprospectusdept@citi.com
Barclays Capital
c/o Broadridge Integrated Distribution Services
1155 Long Island Avenue
Edgewood, NY 11717
Toll-free: 1-888-603-5847
E-mail: Barclaysprospectus@broadridge.com
BofA Merrill Lynch
4 World Financial Center
New York, NY 10080
Attn: Prospectus Department
E-mail dg.prospectus_requests@baml.com
Morgan Stanley
Attn: Prospectus Department
180 Varick Street, 2nd Floor
New York, NY 10014
E-mail: prospectus@morganstanley.com
Phone: 866-718-1649
Wells Fargo Securities
Attn: Equity Syndicate Dept.
375 Park Avenue
New York, NY 10152
E-mail: equity.syndicate@wellsfargo.com
Phone: (800) 326-5897
About Williams Partners L.P. (NYSE: WPZ)
Williams Partners L.P. is a leading diversified master limited partnership focused on natural gas transportation; gathering, treating, and processing; storage; natural gas liquid (NGL) fractionation; and oil transportation. The partnership owns interests in three major interstate natural gas pipelines that, combined, deliver 12 percent of the natural gas consumed in the United States. The partnership’s gathering and processing assets include large-scale operations in the U.S. Rocky Mountains and both onshore and offshore along the Gulf of Mexico. Williams (NYSE: WMB) owns approximately 80 percent of Williams Partners, including the general-partner interest. More information is available at www.williamslp.com. Go to http://www.b2i.us/irpass.asp?BzID=1296&to=ea&s=0 or

http://www.b2i.us/irpass.asp?BzID=630&to=ea&s=0 to join our email list.
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Portions of this document may constitute “forward-looking statements” as defined by federal law. Although the partnership believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Reform Act of 1995. Additional information about issues that could lead to material changes in performance is contained in the partnership’s annual reports filed with the Securities and Exchange Commission.